UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Zevra Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Zevra Therapeutics: Social Media Guidelines All Employee Email

All,

Last week, we shared an email with information about our preliminary proxy statement. Today, we want to provide clarification on our social media guidelines to ensure alignment.

You are encouraged to continue to like, comment, and post about our Company on social media as usual and in accordance with our internal guidelines. Your support helps amplify the impact we are making in the rare disease community.

However, it is important that you refrain from posting or interacting with any content related to the ongoing proxy contest. This includes liking, sharing, commenting on, posting, or re-posting about any materials related to the proxy contest, proxy statement, annual meeting, nominees for election, or stockholder vote. Maintaining this distinction is essential to ensure compliance with Company policies and regulatory requirements.

We encourage you to review our standard guidance below and, if you have any questions, please contact your direct supervisor or Nichol, LaDuane, Rahsaan, or Neil.

When engaging with the corporate account or creating individual content, please take note of the following.

•	Do:

•	Feel free to react and reshare Zevra content posted by the corporate social media account.

•	Like/react (any content).

•	Reshare without commentary (any content).

•	Feel free to comment on posts that do not mention NPC/MIPLYFFA, UCD/OLPRUVA in order to:

•	Express excitement about a corporate accomplishment, upcoming/recently completed event.

•	Celebrate a fellow team member or holiday.

•	Do Not:

•	Discuss branded products.

•	Share medical, clinical, commercial, or financial claims around Zevra’s products, services, or plans.

•	Discuss or comment on the proxy contest, proxy statement, annual meeting, nominees for election, or stockholder vote.

Thank you for your commitment to Zevra and the patients we serve.

Sincerely,

Corporate Communications

Additional Information and Where to Find It

Zevra intends to file with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for the 2025 Annual Meeting of Stockholders.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) THAT WILL BE FILED BY ZEVRA, AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED BY ZEVRA WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Zevra free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Zevra are also available free of charge by accessing Zevra’s investor relations website at investors.zevra.com.

Participants in the Solicitation

Zevra, its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Zevra. Information about Zevra’s executive officers and directors is available under the heading “Information about our Executive Officers and Directors” in Part I of Zevra’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 12, 2025 and under the headings “Proposal 1: Election of Directors,” “Executive Officers,” “Security Ownership of Certain Beneficial Owners and Management” and “Executive Compensation,” and “Director Compensation” in Zevra’s definitive proxy statement on Schedule 14A for its annual meeting of stockholders held in 2024, which was filed with the SEC on April  3, 2024. Changes in the holdings of our directors and executive officers of Zevra securities that were reported in such definitive proxy statement are reflected in the following Forms 3 and Forms 4 filed with the SEC by the persons and on the dates noted: a Form 3 filed with the SEC by Rahsaan W. Thompson (June  25, 2024), a Form 3 filed by Adrian W. Quartel (March  27, 2025), and the following Forms 4: Thomas Anderson (May  15, 2024), Alvin Shih (May  15, 2024), Corey M. Watton (May  15, 2024), Douglas W. Calder (May  15, 2024), Tamara A. Favorito (May  15, 2024), Wendy L. Dixon (May  15, 2024), John B. Bode (May  15, 2024), Rahsaan W. Thompson (June  25, 2024), John B. Bode (July  15, 2024), Thomas Anderson (July  16, 2024), R. LaDuane Clifton (July  17, 2024), Corey M. Watton (October  16, 2024), Neil F. McFarlane (February  3, 2025), R. LaDuane Clifton (February  3, 2025), Joshua Schafer (February  3, 2025), Rahsaan W. Thompson (February  3, 2025), Neil F. McFarlane (February  10, 2025), Neil F. McFarlane (February  14, 2025), R. LaDuane Clifton (February  14, 2025), Joshua Schafer (February  14, 2025), John B. Bode (March  21, 2025), Adrian W. Quartel (March  27, 2025) and Corey M. Watton (March 31, 2025).These documents are available free of charge at the SEC’s website at www.sec.gov. Copies of the documents are also available free of charge by accessing Zevra’s investor relations website at investors.zevra.com.